EXPLANATORY NOTE

True Leaf Medicine International Ltd. is filing this pre-effective Amendment No. 6 ("Amendment No. 6") to the Offering Statement on Form 1-A (File No. 024-10679) (the "Offering Statement") solely for the purpose of filing an updated version of Exhibit 4. This Amendment No. 6 does not modify any provision of the preliminary offering circular that forms a part of the Offering Statement.

PART III

INDEX TO EXHIBITS

1.1	Underwriter’s Engagement Letter Agreement (4)
1.2	Underwriter's Revised Engagement Agreement No 1 (5)
1.3	Underwriter's Revised Engagement Agreement No 2 (5)
1.4	Underwriter’s Agreement (6)
1.5	Form of Participating Dealers Agreement (6)
1.6	Underwriter's Revised Engagement Agreement No 3 (6)
2.1	Certificate of Incorporation (1)
2.2	Notice of Articles (1)
2.3	Articles (1)
3.1	Stock Option Plan and Individual Stock Option Agreement (1)
3.2	Stock Restriction Agreement with Darcy Bomford (1)
3.3	Stock Restriction Agreement with Kevin Bottomley (1)
4	Form of Regulation A Subscription Agreement
6.1	Consulting Agreement with Pet Industry Experts, LLC (1)
6.2	Consulting Agreement with Pet Horizons Ltd. (1)
6.3	Distribution Agreement with Bark to Basics (1)
6.3	Consulting Agreement with Chuck Austin (1)
6.4	Management Agreement with Darcy Bomford (1)
6.5	Licensing Agreement with Joi Media Inc. (2)
6.6	Master Services Agreement with Who You Know LLC (2)
6.7	Property Option Agreement with Gudeit Bros. Contracting Ltd. (5)
6.8	Agreement with FinTech Clearing, LLC and FlashFunders, Inc. (5)
6.9	First Addendum to Agreement with FinTech Clearing, LLC and FlashFunders, Inc. (6)
8	Payment Processing and AML/KYC Services Agreement with Issuer Direct Corp. (4)
11	Independent Auditor’s Consent (5)
12	Opinion as to Validity of Securities (5)
13.1	Testing the Water Material – Website Banner (2)
13.2	Testing the Water Material – Main Landing Page (2)
13.3	Testing the Water Material – Campaign Material (3)
13.4	Testing the Water Material – Post Qualification Email (4)
13.5	Testing the Water Material – Press Release Re Regulation A Filing Made with SEC (4)
13.6	Testing the Water Material – General (6)

14	Appointment of Agent for Service of Process (3)
15	Audit Committee Charter (1)

1.     Filed on February 17, 2017 with Form 1-A Offering Statement

2.     Filed on May 16, 2017 with Amendment No. 1 - Form 1-A Offering Statement

3.     Filed on July 10, 2017 with Amendment No. 2 – Form 1-A Offering Statement

4.     Filed on August 25, 2017 with Amendment No. 3 – Form 1-A Offering Statement

5.     Filed on October 26, 2017 with Amendment No. 4 – Form 1-A Offering Statement

6.     Filed on November 13, 2017 with Amendment No. 5 – Form 1-A Offering Statement

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on November 20, 2017.

True Leaf Medicine International Ltd.

/s/ Darcy Bomford
By:
Darcy Bomford
Chief Executive Officer of True Leaf

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Darcy Bomford
By:
Darcy Bomford
Chief Executive Officer and Director of True Leaf
Date:	November 20, 2017

/s/ Chuck Austin
By:
Chuck Austin
Chief Financial Officer, Principal Accounting Officer of True Leaf
Date:	November 20, 2017

/s/ Kevin Bottomley
By:
Kevin Bottomley
Director of True Leaf
Date:	November 20, 2017

/s/ Chris Spooner
By:
Chris Spooner
Director of True Leaf
Date:	November 20, 2017

/s/ Michael Harcourt
By:
Michael Harcourt
Director of True Leaf
Date:	November 20, 2017

END